UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2026 (April 24, 2026)

Pioneer Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38991	83-4274253
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

652 Albany Shaker Road, Albany, New York		12211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 730-3025

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01	PBFS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 28, 2026, Pioneer Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report, among other things, the acquisition by Pioneer Bank, National Association, through its wholly owned subsidiary, Targeted Lending Holdings, LLC (“Targeted Lending Holdings”), of 100% of the issued and outstanding membership interests of Targeted Lending Co., LLC, a Delaware limited liability company (“Targeted Lending”), in an all-cash transaction pursuant to an Equity Purchase Agreement, dated as of April 24, 2026 by and among Targeted Lending Holdings and certain other parties described therein (the “Acquisition”).

This Current Report on Form 8-K/A amends the Original Report (the “Amendment”), which reported under Item 2.01 the completion of the Company’s Acquisition of Targeted Lending. At the time of the Original Report, the Company had concluded, based on its application of the significance tests under Rule 1-02(w) and Rule 3-05 of Regulation S-X, that the Acquisition was not significant, and the Original Report accordingly did not disclose that the financial statements or pro forma financial information required under Items 9.01(a) and 9.01(b), respectively, of Form 8-K would be filed in an amendment to the Original Report in reliance on the instructions to such items. The Company has since re-performed those tests and determined that the Acquisition is significant under Rule 1-02(w) and Rule 3-05 of Regulation S-X. This Amendment is being filed solely to provide the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) with respect to the Acquisition, and does not otherwise amend the Original Report.

This Amendment should be read in conjunction with the Original Report. Except as set forth herein, no modifications have been made to information contained in the Original Report, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Original Report. The pro forma financial information included as Exhibit 99.2 to this Amendment has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Acquisition been completed on the dates set forth therein, nor is it indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Acquisition.

Item 9.01

Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited financial statements of Targeted Lending as of and for the year ended December 31, 2025 and 2024 and the related notes thereto are filed herewith as Exhibit 99.1 and incorporated by reference into this Item 9.01(a). The consent of Chiampou Travis Besaw & Kershner LLP, Targeted Lending’s independent auditor as of and for the year ended December 31, 2025, is filed herewith as Exhibit 23.1. The consent of The ZLC Group, CPAs, LLC, Targeted Lending’s independent auditor as of and for the year ended December 31, 2024, is filed herewith as Exhibit 23.2.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2025 and the unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2025, and the related notes thereto, are filed herewith as Exhibit 99.2 and incorporated by reference into this Item 9.01(b).

(d)	Exhibits.
23.1	Consent of Chiampou Travis Besaw & Kershner LLP, Targeted Lending Co., LLC’s independent auditor in connection with its audited financial statements as of and for the year ended December 31, 2025.
23.2	Consent of The ZLC Group, CPAs, LLC, Targeted Lending Co., LLC’s independent auditor in connection with its audited financial statements as of and for the year ended December 31, 2024.
99.1	Audited financial statements of Targeted Lending Co., LLC as of and for the year ended December 31, 2025 and 2024, and the related notes thereto.
99.2

Unaudited pro forma condensed combined balance sheet of Pioneer Bancorp, Inc. as of December 31, 2025, and unaudited pro forma condensed combined statements of operations of Pioneer Bancorp, Inc. for the year ended December 31, 2025, and the related notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PIONEER BANCORP, INC.

DATE: August 10, 2026	By:	/s/ Patrick J. Hughes
Patrick J. Hughes
Executive Vice President and Chief Financial Officer